Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,387,687
Unrealized Gain (Loss) on Market Value of Commodity Futures	(7,099,545)
Dividend Income	95,017
Interest Income	111,660
ETF Transaction Fees	1,750
Total Income (Loss)	$(503,431)

Expenses
General Partner Management Fees	$32,946
Professional Fees	28,061
Brokerage Commissions	6,746
Directors' Fees and insurance	4,880
License fees	824
Total Expenses	$73,457
Net Income (Loss)	$(576,888)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/25	$42,709,957
Additions (450,000 Shares)	30,084,156
Net Income (Loss)	(576,888)

Net Asset Value End of Month	$72,217,225
Net Asset Value Per Share (1,100,000 Shares)	$65.65

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596